Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2025 with respect to the consolidated financial statements of IP Strategy Holdings, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ MARCUM LLP

San Francisco, CA
October 23, 2026